SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 25, 2009
FGBC Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-51957	20-02743161

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
101 Main Street, Franklin, Georgia 30217
(Address of Principal Executive Offices, including Zip Code)
(770) 839-4510
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
     On June 25, 2009 FGBC Bancshares, Inc. (the “Company”) commenced a private placement of up to 1,428,572 shares of common stock. The price per share in the offering is $3.50. The total offering price is $5,000,002. For each four shares of common stock purchased, a subscriber will also receive a warrant to purchase one additional share of common stock at an exercise price of $3.50. The warrants will be immediately exercisable and will terminate on the fifth anniversary of the date of issue.
     The securities are being sold on the Company’s behalf on a “best efforts” basis by the Company’s directors and executive officers to selected accredited investors. No commissions are being paid. The securities that are being offered have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The offering is being conducted in a manner designed to be exempt from the registration requirements of the Act by virtue of Section 4(2) of the Act and Rule 506 promulgated thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2009	FGBC BANCSHARES, INC.
	By:	/s/ Teresa L. Martin
Teresa L. Martin
Chief Financial Officer